UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 2014

Naked Brand Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10th Floor - 95 Madison Avenue, New York, New York 10016
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-851-8050

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 28, 2014, we received the final voting results of a written consent of stockholders, whose written consent was solicited in lieu of a meeting to approve (1) an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 450,000,000 and (2) our 2014 Long-Term Incentive Plan. The proposals are described in more detail in the Company’s definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on August 5, 2014.

As disclosed on our current report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2014, we obtained a majority vote in favour of the proposals on August 21, 2014, and as such, these proposals have been approved by our stockholders.

The final voting results and the percentage of total outstanding shares of common stock entitled to vote were as follows:

	For		Against		Abstain/Withhold
Proposal	Votes	%	Votes	%	Votes	%
Proposal 1: Increase to Authorized Common Stock	23,638,493	64.99	983,426	2.70	161,911	0.45
Proposal 2: Approve Long Term Incentive Plan	20,013,312	55.02	1,008,050	2.77	8,500	0.02

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Appendix A to the Company’s definitive Proxy Statement on Schedule 14A filed on August 5, 2014)

10.2	2014 Long-Term Incentive Plan (incorporated by reference to Appendix B to the Company’s definitive Proxy Statement on Schedule 14A filed on August 5, 2014)

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

/s/ Michael Flanagan
Name: Michael Flanagan
Chief Financial Officer

Date: September 4, 2014